UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Trimble Navigation Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIMBLE NAVIGATION LIMITED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 22, 2008

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trimble Navigation Limited (the “Company”) will be held at the Hyatt Regency Hotel, located at 5101 Great America Parkway, in Santa Clara, California 95054, on Thursday, May 22, 2008, at 6:00 p.m. local time, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To approve an amendment to the Trimble Navigation Employee Stock Purchase Plan.

3.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending January 2, 2009.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 24, 2008, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed Proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, you may also vote via the Internet or by telephone in accordance with the detailed instructions on your Proxy card. Any shareholder attending the meeting may vote in person even if such shareholder previously returned a Proxy.

For the Board of Directors
TRIMBLE NAVIGATION LIMITED

ULF J. JOHANSSON
Chairman of the Board

Sunnyvale, California

April 14, 2008

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED OR VOTE VIA THE INTERNET OR BY TELEPHONE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

TRIMBLE NAVIGATION LIMITED

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2008

The enclosed Proxy is solicited on behalf of the Board of Directors of Trimble Navigation Limited, a California corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (“Annual Meeting”), to be held at the Hyatt Regency Hotel, located at 5101 Great America Parkway, in Santa Clara, California 95054, on Thursday, May 22, 2008, at 6:00 p.m. local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

The Company’s principal executive offices are located at 935 Stewart Drive, Sunnyvale, California 94085. The telephone number at that address is (408) 481-8000.

These proxy solicitation materials, consisting of this Proxy Statement and Proxy Card, will be mailed on or about April 14, 2008, to all shareholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report for the fiscal year ended December 28, 2007, accompanies this Proxy Statement but does not form any part of the proxy solicitation materials.

A copy of the Annual Report on Form 10-K may be obtained by sending a written request to the Company’s Investor Relations Department at 935 Stewart Drive, Sunnyvale, California, 94085. Full copies of the Company’s Annual Report on Form 10-K, and Proxy Statement, each as filed with the Securities and Exchange Commission (“SEC”) are available via the Internet at the Company’s web site at http://investor.trimble.com/annuals.cfm.

Shareholders may obtain directions to attend the Annual Meeting by contacting the Hyatt Regency Hotel by phone at 1-408-200-1234, or by visiting the hotel’s website at http://santaclara.hyatt.com/hyatt/hotels/index.jsp.

General directions to the Hyatt Regency Hotel from San Francisco International Airport and from San Jose International Airport are as follows:

From San Francisco International Airport: Take Highway 101 South to Great America Parkway and turn left. The hotel is located on the right at the corner of Tasman and Great America Parkway.

From Norman Y. Mineta San Jose International Airport: Turn left onto Airport Boulevard, and then turn left again onto Guadalupe Parkway. Follow the signs to Highway 101 North. Guadalupe Parkway will put you onto Highway 101 North. Take Great America Parkway and turn right.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

Shareholders of record at the close of business on March 24, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 121,324,687 shares of common stock, without par value (“Common Stock”).

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Corporate Secretary) a written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the Internet) or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting

Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. An automated system administered by the Company’s agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting at the Annual Meeting and the presence or absence of a quorum. The required quorum is a majority of the shares outstanding on the Record Date. Abstentions are counted as votes against proposals presented to the shareholders in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Voting via the Internet or by Telephone

In addition to completing the enclosed proxy card and submitting it by mail, shareholders may also vote by submitting proxies electronically either via the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether shares are registered in the Company’s stock records directly in a shareholder’s name or whether shares are held in the name of a brokerage firm or bank. Detailed electronic voting instructions can be found on the individual Proxy card mailed to each shareholder.

In order to allow individual shareholders to vote their shares and to confirm that their instructions have been properly recorded, the Internet and telephone voting procedures have been designed to authenticate each shareholder’s identity. Shareholders voting via the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne solely by the individual shareholder.

Voting in Person

Registered Shareholders

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., Inc., you are considered to be the registered shareholder with respect to those shares. Proxy materials for registered shareholders are mailed directly to you by our mailing agent, ADP Investor Communications Services. Registered shareholders have the right to vote in person at the meeting.

Beneficial Shareholders

If your shares are held in a brokerage account or by another nominee, you are considered to be a beneficial shareholder of those shares. Proxy materials for beneficial shareholders are forwarded to you together with a voting instruction card. In order to vote in person at the annual meeting, beneficial shareholders must obtain a “legal proxy” from the broker, trustee or nominee that holds their shares. Without a legal proxy, beneficial owners will not be allowed to vote in person at the Annual Meeting.

Solicitation of Proxies

The entire cost of this proxy solicitation will be borne by the Company. The Company has retained the services of Morrow & Co. to solicit proxies, for which services the Company has agreed to pay approximately $8,000. In addition, the Company will also reimburse certain out-of-pocket expenses in connection with such proxy solicitation. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram or facsimile.

Deadline for Receipt of Shareholder Proposals for 2008 Annual Meeting

Shareholders are entitled to present proposals for actions at forthcoming shareholder meetings of the Company if they comply with the requirements of the appropriate proxy rules and regulations promulgated by the SEC.

Proposals of shareholders which are intended to be considered for inclusion in the Company’s proxy statement and form of proxy related to the Company’s 2009 Annual Meeting of Shareholders must be received by the Company at its principal executive offices (Attn: Corporate Secretary—Shareholder Proposals, Trimble Navigation Limited at 935 Stewart Drive, Sunnyvale, California 94085) no later than December 15, 2008. Shareholders interested in submitting such a proposal are advised to retain knowledgeable legal counsel with regard to the detailed requirements of the applicable securities laws. The timely submission of a shareholder proposal to the Company does not guarantee that it will be included in the Company’s applicable proxy statement.

If the Company is not notified at its principal executive offices of a shareholder proposal at least 45 days prior to the one year anniversary of the mailing of this Proxy Statement, then the proxy holders for the Company’s 2009 Annual Meeting of Shareholders will have the discretionary authority to vote against any such shareholder proposal if it is properly raised at such annual meeting, even though such shareholder proposal is not discussed in the Company’s proxy statement related to that shareholder meeting.

The Proxy card attached or enclosed with this Proxy Statement, to be used in connection with the 2008 Annual Meeting, grants the proxy holder discretionary authority to vote on any matter otherwise properly raised at such Annual Meeting. The Company presently intends to use a similar form of proxy card for next year’s 2009 Annual Meeting of Shareholders.

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ITEM I

ELECTION OF DIRECTORS

Nominees

A board of seven directors is to be elected at the Annual Meeting. The Board of Directors of the Company has authorized the nomination at the Annual Meeting of the persons named below as candidates. All nominees currently serve on the Board of Directors. The Board waived the recommended retirement age for re-election as a Director with respect to Dr. Parkinson because of his unique qualifications and ability to continue to serve the Company. Each of the Directors, except for Mr. Berglund, are independent directors as defined by Rule 4200(a)(15) of the Nasdaq Stock Market (“Nasdaq”) Marketplace Rules.

The names of the nominees and certain information about them, as of the Record Date, are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Steven W. Berglund	56	President and Chief Executive Officer of the Company	1999
John B. Goodrich(1)(3)(4)	66	Chief Executive Officer, MaxSP Corporation	1981
William Hart(1)(2)(4)	67	Venture Capital Investor and Business Consultant	1984
Merit E. Janow	49	Professor, Columbia University	2008
Ulf J. Johansson(3)(4)	62	Business Consultant	1999
Bradford W. Parkinson(2)(3)	73	Professor (Emeritus), Stanford University	1984
Nickolas W. Vande Steeg(1)(2)	65	Venture Capital Investor and Business Consultant	2003

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Governance Committee
(4)	Member of the Finance Committee

Steven W. Berglund joined Trimble as president and chief executive officer in March 1999. Prior to joining Trimble, Mr. Berglund was president of Spectra Precision, a group within Spectra Physics AB, and a pioneer in the development of laser systems. Prior to that, he spent 14 years at Spectra Physics in a variety of senior leadership positions. Mr. Berglund spent a number of years at Varian Associates in Palo Alto, where he held a variety of planning and manufacturing roles. Mr. Berglund began his career as a process engineer at Eastman Kodak in Rochester, New York. In January 2008, Mr. Berglund was appointed to the board of directors of Verigy Ltd., a semiconductor test equipment company. Mr. Berglund attended the University of Oslo and the University of Minnesota where he received a B.S. in chemical engineering. He later received his M.B.A. from the University of Rochester in New York.

John B. Goodrich has served as a Director of the Company since January 1981. Since 2004, Mr. Goodrich has served as the Chief Executive Officer of MaxSP Corporation, an information technology services company. Prior to joining MaxSP Corporation, Mr. Goodrich was a business consultant. Mr. Goodrich retired from the law firm of Wilson Sonsini Goodrich & Rosati, where he practiced from 1970 until 2002. Mr. Goodrich currently serves on the board of directors of Tessera Technologies, Inc., a developer of semiconductor packaging technology and on the boards of several privately held corporations in high technology businesses. Mr. Goodrich received a B.A. degree from Stanford University in 1963, a J.D. from the University of Southern California in 1966, and an L.L.M. in Taxation from New York University in 1970.

William Hart has served as a Director of the Company since December 1984. Mr. Hart is an advisor to early-stage technology and financial services companies. Mr. Hart retired from Technology Partners, a Silicon

Valley venture capital firm, in 2001. As the founder and Managing Partner of Technology Partners, he led the firm for 21 years. Mr. Hart was previously a senior officer and director of Cresap, McCormick and Paget, management consultants, and held positions in field marketing and manufacturing planning with IBM Corporation. Mr. Hart has served on the boards of directors of numerous public and privately held technology companies. Mr. Hart received a Bachelor of Management Engineering degree from Rensselaer Polytechnic Institute in 1965 and an M.B.A. from the Amos Tuck School of Business at Dartmouth College in 1967.

Merit E. Janow was appointed to the board of directors on March 1, 2008. Professor Janow has been a Professor at Columbia University’s School of International and Public Affairs (SIPA) since 1994. Professor Janow teaches advanced courses in international trade, World Trade Organization (WTO) law, comparative antitrust at Columbia Law School, and international economic policy at SIPA. She has published numerous articles and several books on international trade and economic matters. Professor Janow served as one of seven members of the WTO’s Appellate Body from 2003-2007. In May 2005, Professor Janow was elected to the board of directors of the Nasdaq Stock Market, Inc. She now serves on the board of directors of the Nasdaq Exchange LLC. In 2006, she joined the board of Rockefeller & Co., an investment management firm. Since 2001, Professor Janow has served on the board of directors of the Capital Income Builder Fund and the World Growth and Income Fund of the American Funds family. For both funds, she serves on the audit, proxy, and contracts committees. In 2007, she joined the board of two other funds of the American Funds family, the American Funds Insurance Series (AFIS) and the American Fund Target Date Retirement Fund (AFTD). Professor Janow holds a B.A. in Asian Studies from the University of Michigan and a J.D. from Columbia Law School.

Ulf J. Johansson was appointed Chairman of the Board in 2007, and has served as a Director of the Company since December 1999. Dr. Johansson is a Swedish national with a distinguished career in communications technology. Dr. Johansson was appointed to the board of directors of Telefon AB LM Ericsson in April 2005. Dr. Johansson currently serves as chairman of Acando AB, a management and IT consultancy company. From 1990 to 2005, Dr. Johansson served as chairman of Europolitan Vodafone AB, a GSM mobile telephone operator in Sweden. From 1998 to 2005, Dr. Johansson served on the board of directors of Novo Nordisk A/S, a Danish pharmaceutical/life science company, and in 2005 he became chairman of its majority owners, the Novo Nordisk Foundation and Novo A/S. Dr. Johansson also currently serves on the boards of directors of several privately held companies. During 1998-2003 Dr. Johansson served as chairman of the University Board of Royal Institute of Technology in Stockholm and formerly also served as president and chief executive officer of Spectra-Physics AB, and executive vice president at Ericsson Radio Systems AB. Dr. Johansson received a Master of Science in Electrical Engineering, and a Doctor of Technology (Communication Theory) from the Royal Institute of Technology in Sweden.

Bradford W. Parkinson has served as a Director of the Company since 1984. Currently, Dr. Parkinson is the Edward C. Wells Endowed Chair professor (emeritus) at Stanford University and has been a Professor of Aeronautics and Astronautics at Stanford University since 1984. He was the original Program Director (1972) and Chief Architect of the GPS System. He personally led the Advocacy, Definition, Development, Launch, and Test of GPS from 1972 to 1978. Dr. Parkinson has also directed the Gravity Probe-B spacecraft development project at Stanford University, sponsored by NASA, and has been program manager for several Federal Aviation Administration sponsored research projects on the use of Global Positioning Systems for navigation. While on a leave of absence from Stanford University, Dr. Parkinson served as the Company’s President and Chief Executive Officer from August 1998 through March 1999, while the Company searched for a Chief Executive Officer. From 1980 to 1984 he was group vice president and general manager for Intermetrics, Inc. where he directed five divisions. In 1979, Dr. Parkinson served as group vice president for Rockwell International directing business development and advanced engineering. In 2003, he was awarded the Draper Prize by the National Academy of Engineering for the development of GPS. He is a member of the National Council of the NAE, and serves on a number of National advisory committees for the GPS System. Dr. Parkinson received a B.S. degree from the U.S. Naval Academy in 1957, an M.S. degree in Aeronautics/Astronautics Engineering from Massachusetts Institute of Technology in 1961 and a Ph.D. in Astronautics Engineering from Stanford University in 1966.

Nickolas W. Vande Steeg joined the Company’s Board of Directors in July 2003, and was appointed Vice Chairman in 2007. Mr. Vande Steeg served as chief operating officer of Parker Hannifin Corporation until March 2007, where he began his career in 1971. Mr. Vande Steeg currently serves on the boards of directors Wabtec Corporation, a supplier or products and services to the rail transportation industry, and Azusa Pacific University. Mr. Vande Steeg began his career at John Deere Corporation serving as an Industrial Engineer and Industrial Relations Manager from 1965 to 1970. Mr. Vande Steeg received his B.S. in Industrial Technology from the University of California, Irvine in 1968 and an M.B.A. from Pepperdine University in Malibu, California in 1985.

Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder’s votes.

Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the seven nominees named above. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed above as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. As of the date of this Proxy Statement, the Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director. The directors elected will hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR the election of the above-named persons to the Board of Directors of the Company.

ITEM II

Approval of Amendment to the Trimble Navigation Employee Stock Purchase Plan

The Company’s Employee Stock Purchase Plan (the “Purchase Plan”), was adopted by the Board of Directors in September 1988 and approved by the shareholders in April 1989, initially reserving 400,000 shares for purchase thereunder by eligible employees. Since then, through both adjustments resulting from stock splits and other amendments approved by the Board of Directors and the shareholders of the Company, the number of shares available for purchase under the Purchase Plan has increased to an aggregate of 11,550,000 shares of the Company’s Common Stock.

As of March 1, 2008, eligible employees have purchased an aggregate of 10,755,573 shares of the Company’s Common Stock under the Purchase Plan and 794,271 shares remained available for future purchase under the Purchase Plan. During the fiscal year ended December 28, 2007, eligible employees of the Company purchased an aggregate of 430,068 shares at an average price of $20.846 per share under the Purchase Plan and, during the prior fiscal year ended December 29, 2006, eligible employees purchased an aggregate of 195,398 shares at an average price of $15.3255 per share under the Purchase Plan.

In March 2008, the Board of Directors approved an amendment, subject to shareholder approval, that extended the term of the Purchase Plan until September 30, 2018. Without this amendment, the Purchase Plan will expire on September 8, 2008. The Company believes that maintaining a competitive employee stock purchase program is an important element in both recruiting and retaining employees in its current employment environment. The Company’s Purchase Plan is designed to more closely align the interests of the Company’s employees and shareholders by encouraging employees to invest their own money in the Company’s equity securities. By allowing eligible employees to purchase shares of the Company’s Common Stock at a slight discount, as described below under “Purchase Price,” the Company’s Purchase Plan is intended to encourage employees to become shareholders of the Company, thereby providing them with a direct incentive in the long-term growth and overall success of the Company.

The Company believes that an amendment which extends the term of the Purchase Plan will enable the Company to continue its policy of encouraging employee stock ownership as a means of motivating high levels of employee performance and encouraging employees to stay with the Company and help it grow, thereby increasing shareholder value.

The Board of Directors believes that the proposed amendment is in the best interests of the Company, its shareholders, and its employees. At the Annual Meeting, the shareholders are being asked to approve the amendment to the Purchase Plan to extend its term for an additional period of 10 years.

The essential features of the Purchase Plan are outlined below:

Purpose

The purpose of the Purchase Plan is to provide employees with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions in a manner that qualifies under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Purchase Plan also authorizes the grant of options under a Non-423(b) Plan, which do not qualify under Section 423(b) of the Code, pursuant to rules, procedures or sub-plans adopted by the Board of Directors, or a committee authorized by the Board, designed to achieve tax, securities law compliance or other Company objectives.

Administration

The Purchase Plan is administered by the Board of Directors or a designated Committee of the Board of Directors, referred to as an administrator.

Eligibility

Only eligible employees who are employed by the Company or its designated subsidiaries on the first day of an offering period may participate in the Purchase Plan. An eligible employee is any person who has been continually employed for at least one month and is regularly employed at least twenty hours per week and at least five months per calendar year by the Company or any of its designated subsidiaries.

No employee may be granted an option under the Purchase Plan if: (i) immediately after the grant of the option, the employee would own five percent or more of the total combined voting power or value of the stock of the Company or any of its subsidiaries; or (ii) an employee’s right to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined with reference to the fair market value of the Common Stock at the time of grant) in a calendar year. Subject to these eligibility criteria, the Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions subject to certain limitations described below. See “Payment of Purchase Price; Payroll Deductions.”

Offering Periods

The Purchase Plan is implemented by offering periods lasting six months with a new offering period commencing every six months, on or about March 1st and September 1st of each year. Normally, a participant’s payroll deductions are accumulated throughout an offering period and, at the end of the offering period, shares of the Company’s Common Stock are purchased with the accumulated payroll deductions.

Purchase Price

The purchase price per share at which shares will be sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the last day of each offering period. The fair market value of the Common Stock on a given date is generally the closing sale price of the Common Stock as reported on the Nasdaq National Market for such date.

Payment of Purchase Price; Payroll Deductions; Use of Funds

The purchase price of the shares is accumulated by payroll deductions over the offering period. The Purchase Plan provides that the aggregate of such payroll deductions during the offering period shall not exceed 10% of the participant’s compensation during any offering period, nor $21,250 for all offering periods that end in the same calendar year. During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may decrease, but not increase, the rate of payroll deductions in an offering period within limits set by the administrator.

All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only and are included with the general funds of the Company. Funds received by the Company pursuant to exercises under the Purchase Plan are used for general corporate and working capital purposes. The Company has no obligation to segregate such funds. A participant may not make any additional payments into his or her account.

Withdrawal

A participant may terminate his or her participation in the Purchase Plan at any time by giving the Company a written notice of withdrawal. In such event, all of the payroll deductions credited to the participant’s account will be returned, without interest, to such participant. Payroll deductions will not resume unless a new subscription agreement is delivered in connection with a subsequent offering period.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant’s account but not used to purchase shares will be returned without interest to such participant, his or her designated beneficiaries or the executors or administrators of his or her estate.

Adjustments Upon Changes in Capitalization

In the event of any changes in the capitalization of the Company effected without receipt of consideration by the Company, such as a stock split, stock dividend, combination or reclassification of the Common Stock, resulting in an increase or decrease in the number of shares of Common Stock, proportionate adjustments will be made by the Board of Directors in the shares subject to purchase and in the price per share under the Purchase Plan. In the event of liquidation or dissolution of the Company, the offering periods then in progress will terminate immediately prior to the consummation of such event unless otherwise provided by the Board of Directors.

In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any offering periods then in progress shall be shortened by the setting of a new exercise date to be held before the Company’s proposed sale or merger. At least ten days before the new exercise date, the Board of Directors will notify each participant that the exercise date has been changed and that the participant’s option will automatically be exercised on the new exercise date, unless the participant withdraws from the Purchase Plan.

Amendment and Termination

The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that (i) no such termination shall affect options previously granted unless the Board of Directors determines that terminating an Offering Period is in the best interests of the Company and (ii) no amendment shall make any change in an option granted prior thereto which adversely affects the rights of any participant.

Certain Federal Income Tax Information

The following information is a brief summary of the effect of U.S. federal income taxation upon the Company and participants with respect to the purchase of shares of the Company’s Common Stock under the Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. However, the Purchase Plan may have sub-plans which do not qualify under Section 423(b) of the Code, and to which the tax treatment described herein does not apply.

Under Sections 421 and 423 of the Code, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period.

If the shares are sold or otherwise disposed of more than two years from the beginning of the offering period in which they are purchased and one year from the date of the applicable purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the beginning of the offering period in which they are purchased. Any additional gain will be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Participation in the Purchase Plan is at the discretion of each employee. Therefore, benefits under the Purchase Plan, as amended, are not determinable. However, the table below sets forth the benefits received during the fiscal year ended December 28, 2007 for: (i) each executive officer named in the Summary Compensation table; (ii) all executive officers, as a group; (iii) all non-executive directors, as a group; and (iv) all employees, as a group.

Name and Position	Dollar Value	Number of Units
Steven W. Berglund, Chief Executive Officers	$—	—
Rajat Bahri, Chief Financial Officer	$26,170	879
Mark Harrington, Vice President	$17,670	624
Bryn Fosburgh, Vice President	$31,219	1,022
Dennis Workman, Vice President	$19,597	654
All Executive Officers, as a group	$94,657	3,179
Non-Executive Directors, as a group	$—	—
All employees, as a group, including officers who are not executive officers	$13,147,115	426,889

Vote Required

Approval of the amendment to the Purchase Plan requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote as of the Record Date.

Recommendation of the Board of Directors

The Company’s Board of Directors recommends a vote FOR approval of the amendment to the Purchase Plan.

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ITEM III

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors, to audit the financial statements of the Company for the current fiscal year ending January 2, 2009. Ernst & Young has been the Company’s independent auditor since 1986. The Company expects that a representative of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Fees Paid to Ernst & Young LLP

Audit Fees and Non-Audit Fees:

The following table presents fees billed by Ernst & Young for professional audit services rendered for the audit of the Company’s annual financial statements for the years ended December 29, 2006 and December 28, 2007, and fees billed by Ernst & Young for other services rendered during those periods.

Category	Year Ended December 29, 2006	Year Ended December 28, 2007
Audit Fees	$2,798,896	$3,534,463
Audit-Related Fees	$0	$110,585	(1)
Tax Fees
Tax Compliance	$173,154	$653,354
Tax Planning & Tax Advice	$681,820	$338,626
Total Tax Fees	$854,974	$991,980
All Other Fees	None	None

(1)	Represents audit-related services performed by the Company’s auditors in connection with acquisition-based activities.

Audit Committee Pre-Approval of Policies and Procedures

The Audit Committee is responsible for appointing, setting compensations, and overseeing the work of the independent auditor. The Audit Committee has established a pre-approval procedure for all audit and permissible non-audit services to be performed by Ernst & Young. The pre-approval policy requires that requests for services by the independent auditor be submitted to the Company’s Chief Financial Officer (CFO) for review and approval. Any requests that are approved by the CFO are then aggregated and submitted to the Audit Committee for approval of services at a meeting of the Audit Committee. Requests may be made with respect to either specific services or a type of service for predictable or recurring services. All permissible non-audit services performed by Ernst & Young were approved by the Audit Committee.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining Ernst & Young’s independence.

Vote Required

Ratification of the appointment of Ernst & Young as the Company’s independent auditors for the current fiscal year ending January 2, 2009, will require the affirmative vote of the holders of a majority of the shares present and voting at the Annual Meeting either in person or by proxy. In the event that such ratification by the shareholders is not obtained, the Audit Committee and the Board of Directors will reconsider such selection.

Recommendation of the Board of Directors

The Company’s Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors for the Company for the current fiscal year ending January 2, 2009.

BOARD MEETINGS AND COMMITTEES

The Board of Directors held 8 meetings during the fiscal year ended December 28, 2007. With the exception of Dr. Cooper, no director attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the meetings of the committees, if any, upon which such director also served during the fiscal year ended December 28, 2007. It is the Company’s policy to encourage directors to attend the Annual Meeting. Five out of seven members of the Board of Directors attended the 2007 Annual Meeting.

Shareholder Communications with Directors

The Board of Directors has established a process to receive communications from shareholders. Shareholders of the Company may communicate with one or more of the Company’s Directors (including any board committee or group of directors) by mail in care of Board of Directors, Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085. Such communications should specify the intended recipient or recipients.

Audit Committee

The Board of Directors has a separately-designated, standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is governed by a charter, a current copy of which is available on our corporate website at www.trimble.com. The current members of the Audit Committee are directors Hart, Parkinson and Vande Steeg, and director Hart currently serves as the committee chairman. The Audit Committee held eight meetings during the 2007 fiscal year. The purpose of the Audit Committee is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information as the committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board’s attention.

All Audit Committee members are independent directors as defined by applicable Nasdaq Marketplace Rules and listing standards.

All members of the Audit Committee are financially sophisticated and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board of Directors has determined that Director Hart is a “financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission, serving on the Audit Committee. In addition to serving as CEO and CFO of a venture capital firm, Director Hart has reviewed and analyzed numerous companies’ financial statements in managing venture capital investment funds for more than 20 years. During his career he has served on the board of directors of numerous public and privately held companies.

Compensation Committee

The Board of Directors has a standing Compensation Committee, comprised of directors Goodrich, Hart and Vande Steeg. Director Vande Steeg currently serves as the committee chairman. The Compensation Committee is governed by a charter, a current copy of which is available on our corporate website at www.trimble.com. The Compensation Committee met once during the 2007 fiscal year. The purpose of the Compensation Committee is to review and make recommendations to the full Board of Directors with respect to all forms of compensation to be paid or provided to the Company’s executive officers. “See Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Company has a standing Nominating and Corporate Governance Committee (the “Nominating & Governance Committee”). The functions of the Nominating & Governance Committee include the following:

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company;

•	recommending to the Board directors to serve on committees of the Board;

•	advising the Board with respect to matters of Board composition and procedures;

•	developing and periodically reviewing the corporate governance principles adopted by the Board; and

•	overseeing the evaluation of the Board and the Company’s management.

The Nominating & Governance Committee is governed by a charter, a current copy of which is available on our corporate website at www.trimble.com. The current members of the Nominating & Governance Committee are director Goodrich, who serves as the chairman, director Johansson, and director Parkinson, each of whom is an independent director under the Nasdaq Marketplace Rules. Director Goodrich serves as the Company’s Secretary. However, Mr. Goodrich is not, nor has he even been, an employee of the Company. The Nominating & Governance Committee did not hold any formal meetings during the 2007 fiscal year.

The Nominating & Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating & Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating & Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating & Governance Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Committee Chairman in care of the Corporate Secretary at Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent proxy statement issued in connection with the Annual Meeting of Shareholders.

The Nominating & Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating & Governance Committee will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

The Nominating & Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Nominating & Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates and pay any corresponding fees for such services. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating & Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating & Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating & Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the “Compensation Committee”) establishes the general compensation practices of the Company, including the compensation plans and specific compensation levels for executive officers of the Company. The Compensation Committee believes that it is important to involve the full Board of Directors in the analysis of compensation for executive officers, and may consult with members of management and other members of the Board. They also engage in discussion of compensation matters during board meetings.

Compensation Objectives and Elements

The objectives of the Company’s compensation practices are to establish compensation that is competitive in the market, reward performance, and maintain internal equity among similar positions. The Company’s practices are designed to reward individual and team performance, and attract and retain talented employees. Base salary, cash bonuses, stock options and restricted stock awards currently comprise the major elements of the Company’s compensation programs. Base salary guidelines have been established and may be revised periodically based upon local market conditions, the economic climate, and compensation surveys. Merit increases, if any, for all employees and executive officers, including named executive officers of the Company are based upon the following criteria: the individual employee’s performance for the year as judged against his/her job goals and responsibilities, the individual employee’s salary relating to such employee’s individual skill set and performance, as compared to other employees in the same or similar positions, the individual employee’s position in the salary grade, the employee’s salary relative to market data for the position and the Company’s fiscal budget, including any associated restrictions.

In general, the Company reviews the compensation of all employees and executive officers of the Company, other than the Chief Executive Officer, as part of a single worldwide program (exclusive of geographic sites where work collectives or unions govern this activity). This single review plan was adopted to provide a common, annual review date for all employees and executive officers. The annual review for fiscal year 2008 is set for April, 2008.

Executive Officers including Named Executive Officers

The Compensation Committee follows the policies described above with respect to the overall compensation of executive officers, including named executive officers, of the Company. A portion of each compensation package is established as base salary, and the balance is variable, consisting of an annual cash bonus, stock option grants and/or restricted stock awards. Using salary survey data supplied by outside consultants and other publicly available data, such as proxy data from peer companies, the Compensation Committee establishes base salaries for each executive within a range of salaries of similarly situated executive officers at comparable companies. In addition, the base salaries of executive officers may be adjusted by the Compensation Committee after consideration of factors such as the relative performance of the Company, the performance of the business unit or function for which the executive is responsible, and the individual’s past performance and future potential.

Chief Executive Officer

The Compensation Committee believes that the compensation of the Chief Executive Officer should be primarily influenced by the overall financial performance and share price performance of the Company. The

Compensation Committee also believes that the compensation of the Chief Executive Officer should be established within a range of compensation provided to similarly situated chief executive officers of comparable companies in the high technology and related industries in accordance with data obtained by the Compensation Committee from members of management, independent outside consultants and publicly available data, such as proxy data from peer companies, as adjusted by the Compensation Committee’s consideration of the particular factors influencing the Company’s performance. A portion of the Chief Executive Officer’s compensation package is established as base salary and the balance is variable and consists of an annual cash bonus and/or stock option and restricted stock grants.

Within these established ranges and guidelines, and taking into account the Company’s historical performance compared to peer companies, the Compensation Committee and Board of Directors also carefully considered the current risks and challenges facing the Company as well as the individual qualifications, skills and past performance of Mr. Berglund when determining his current compensation package. Based on these considerations, the Board of Directors approved an annual base salary of $618,000 for Mr. Berglund effective April 1, 2007. See also “Post-Employment Compensation and Potential Payments Upon Termination or Change-in-Control.”

Cash Bonus Program

The Company’s cash bonus programs are designed to reward employees for their performance. The Board of Directors has established a profit sharing plan for employees, in which executive officers and certain other employees may not participate. However, senior-level managers, executives, including named executive officers, of the Company and certain other individual contributors participate, upon approval by the Chief Executive Officer, or by the Board with respect to the Chief Executive Officer, in the Company’s Management Incentive Plan (“MIP”). The MIP provides for an annual cash bonus, based upon an eligible percentage of each participant’s base salary within a range of target incentives. Payments earned under the MIP depend upon the Company’s quarterly and annual operating income, with minimum thresholds for revenue and operating income as a percentage of revenue.

Target payouts, ranging from 10% to 80% of the annual base salary for each participant, including the named executive officers, are recommended by the Chief Executive Officer of the Company and approved by the Board of Directors. Potential target payouts for the Company’s Chief Executive Officer range from 10% to 80% of his annual base salary, and are approved by the disinterested members of the Board of Directors.

Payments under the MIP may range from zero to three times each participant’s target, based upon achievement of fiscal year planned operating income of a combination of division and/or Company performance. Since the performance targets are dependent upon the Company’s annual and quarterly operating income, the likelihood that a participant will achieve his or her target is difficult to calculate in advance. Payments are made on a quarterly basis; up to 10% of target each quarter and the remainder after the close of the fiscal year.

For the 2007 fiscal year, the Board of Directors established an 80% target for the Chief Executive Officer and a 50% target for each of the named executive officers. The Board of Directors has adopted a similar MIP plan for the 2008 fiscal year and subsequent fiscal years.

Stock Options and Restricted Stock Awards

The Compensation Committee and the Board of Directors view stock options and other stock awards as an important component of the Company’s long-term, performance-based compensation program. The value of a stock option or restricted stock award bears a direct relationship to the Company’s stock price, and therefore, stock options are an incentive for executives, managers and other employees to create value for shareholders. Stock options and restricted stock awards also help the Company retain qualified employees in a competitive market.

Stock Option Grants

The size of option grants, if any, to senior executive officers, including named executive officers, is determined by the Compensation Committee’s evaluation of each executive’s ability to influence the Company’s long-term growth and profitability. The Company also has a process in place with respect to option grants for new employees under the Company’s option plans in order to ensure consistency among grants and competitiveness in the marketplace. Generally, options to newly hired employees are granted with an exercise price equal to the closing price of the Company’s Common Stock on the date of the grant.

Currently, on an annual basis, stock options are granted on a merit basis to a small percentage of employees, based on individual performance, future potential and importance to their organizations’ success. Merit stock options are generally granted with an exercise price equal to the closing price of the Company’s Common Stock on the date of grant. The Company does not require that its officers, directors or other employees acquire or maintain stock ownership as a condition of employment.

Restricted stock awards

The Board of Directors has determined that grants of restricted stock awards will provide an additional incentive for managers and employees to create value for shareholders, by facilitating employee stock ownership. Restricted stock awards also help the Company retain qualified employees.

Certain employees of the Company may be eligible to receive restricted stock units under the Company’s 2002 Stock Plan on a merit basis. Awards of restricted stock units vest thirty-six months after the award date. At the Company’s discretion, the recipient of a restricted stock unit is entitled to receive either: (i) a number of shares of Common Stock equal to the number of restricted stock units vesting on the vesting date; (ii) a cash payment equal to the product of the number of restricted stock units vesting on the vesting date and the fair market value of one share on such vesting date or; (iii) a combination of shares of Common Stock and cash.

Stock Option Grant to Chief Executive Officer

Based on the Board of Directors’ and the Compensation Committee’s evaluation of the Chief Executive Officer’s ability to influence the long-term growth and profitability of the Company, and in connection with a review of his performance, the Board of Directors, upon recommendation from the Compensation Committee, approved a new option grant, in October 2007, for Mr. Berglund to purchase 50,000 shares of the Company’s Common Stock at $40.59 per share, which was the closing stock price on the date of the grant. This option will vest 40% after two years and ratably each month thereafter such that the option fully vests after five years. Upon a change of control of the Company, the options would become fully vested and exercisable.

Timing of Option Grants and Determination of Exercise Price

The Board of Directors has a policy of granting stock options at regularly scheduled meetings to certain newly hired employees with employment start dates prior to the date of the meeting or shortly thereafter, and to selected individual employees based upon special circumstances, such as an increase in the employee’s responsibilities. The exercise price for such stock options is the closing stock price on the date of grant, or in the case of a new employee who has not started employment, the closing stock price on the employee’s start date.

In addition, the Board of Directors grants stock options and/or restricted stock awards to key employees on a merit basis, once per year, generally at the October Board meeting. In 2007, the exercise price for merit options was the closing price of the Company’s Common Stock on October 22, 2007. The Board of Directors may grant stock options or restricted stock awards while the directors are in possession of material, non-public information. Due to the fact that the Board’s regular meetings are timed to coincide with the preparation of the Company’s quarterly financial results, option grants have and will occur shortly before an earnings release. The Compensation Committee or the Board of Directors may also grant options at a special meeting, or by unanimous written consent, in special circumstances, such as to facilitate the hiring of a key executive.

Other Compensation and Benefits, including Perquisites and Retirement Benefits

The Company’s executive officers are entitled to employee benefits generally available to all full time employees, subject to the satisfaction of certain eligibility requirements. These benefits include health, welfare and paid time off benefits generally available to all U.S. employees. In addition, employees, including executive officers, are eligible to participate in the Company’s 401(k) retirement plan. Participants in the 401(k) may receive up to $2,500 per year in matching Company contributions. In structuring these benefits, the Company provides an aggregate level of benefits that are comparable to those provided by similar companies. In addition, in a letter of employment dated December 6, 2004, the Company agreed to pay certain expenses incurred in connection with Mr. Bahri’s relocation to California. See “Certain Relationships and Related Party Transactions.”

POST-EMPLOYMENT COMPENSATION

Deferred Compensation

The Company has adopted a nonqualified deferred compensation plan (“DCP”) in which certain employees, officers and members of the Board of Directors may participate. Participation in the DCP is voluntary and the Company has never made any contributions to the plan. All of the Company’s executive officers are eligible to participate in the DCP. A participant in the DCP may defer a maximum of 90% of the participant’s base salary and 100% of the participant’s bonus, or director’s fees. Contributions by participants are held in an irrevocable grantor trust for the benefit of the participants, and are subject to claims by the Company’s general creditors. Upon enrollment in the DCP, participants may choose from a selection of measurement funds in which to place their contributions. The DCP’s measurement funds are similar to the funds available to employees who participate in the Company’s 401(k) retirement plan. Participants may elect to receive withdrawals from the DCP in the form of scheduled distributions, retirement benefits, or in the event of a change in control, as defined in the DCP. The DCP also provides for distributions in the event of a participant’s termination of employment, disability or death. In addition, participants may request withdrawals from the DCP in the event of a severe financial hardship. See “Nonqualified Deferred Compensation” and “Director Compensation Table” for more information regarding this plan.

Potential Payments Upon Termination or Change-in-Control

The Company’s Board of Directors approved a standard form of change in control and severance agreement for executive officers in 2003. Mr. Berglund, Mr. Bahri, Mr. Fosburgh, Mr. Harrington and Mr. Workman, have each entered into the Company’s standard agreement. The agreement provides that each of their then-unvested stock options will vest upon a Change in Control (as defined in the agreement). The standard agreement also provides that, if the executive’s employment is terminated other than by reason of a Nonqualifying Termination (as defined in the agreement) within the period commencing with the Change in Control and ending one year following the Change in Control, (i) the executive shall receive a severance payment equal to one year of base salary plus bonus (each calculated in accordance with the terms of the agreement), (ii) the Company shall continue to provide the executive with medical and other insurance for a period of one year following the date of termination of employment on the same basis as provided prior to termination, and (iii) the executive may exercise any then-outstanding stock options for a period of one year following the date of termination of employment, unless such options expire earlier. The Board evaluated a variety of factors that would constitute triggering events for executives and determined that those factors included in the form of change in control and severance agreement were appropriate.

Chief Executive Officer

In addition, Mr. Berglund is eligible to receive certain severance benefits pursuant to a letter of employment dated March 17, 1999. In the event of an involuntary termination, or upon his disability or any termination other than for cause, Mr. Berglund is eligible to receive 12 months severance pay at an amount equal to his base salary at the date of separation, plus one half of his annual bonus accrued to the date of separation.

An “Involuntary Termination” under the letter of employment means: (i) without Mr. Berglund’s consent, his assignment to any duties or the significant reduction of his duties, either of which is inconsistent with his position or title with the Company and responsibilities in effect immediately prior to such assignment, or his removal from such position and responsibility, or a reduction in his title; (ii) a greater than 10% reduction by the Company in Mr. Berglund’s base compensation as in effect immediately prior to such reduction; provided, however, that such reduction shall not apply if substantially all executive officers of the Company agree to a similar reduction in base compensation; or (iii) any purported termination of you by the Company (other than a voluntary termination initiated by Mr. Berglund) which is not effected for disability or for Cause.

Mr. Berglund would not receive severance benefits under the letter of employment if he: (i) is convicted of a felony; (ii) commits a willful act which constitutes gross misconduct and which is injurious to the Company and which is not cured within 30 days after written notice of such breach is given to Mr. Berglund by the Board of Directors; or (iii) continued and repeated refusals to abide by the reasonable directions of the board of directors.

TAX AND ACCOUNTING TREATMENT

Section 162(m) of the Code generally limits the deductibility by the Company of compensation in excess of $1,000,000 paid to certain executive officers to the extent the compensation is not considered performance-based. The Compensation Committee and the Board of Directors believe that it is essential to reward and motivate executives based on the assessment of the individual’s performance, the current market conditions and the individual’s contribution to the success of the Company. The Compensation Committee and the Board of Directors also believe that preserving the Company’s future tax deductions under Section 162(m) is beneficial to the Company and its shareholders. However, the Compensation Committee and the Board of Directors reserve the right to award compensation to executive officers that may not be deductible under Section 162(m) where such compensation furthers overall compensation objectives and is in the best interest of the Company’s shareholders.

A portion of the compensation paid by the Company to its Chief Executive Officer and two of its named executive officers for the 2007 fiscal year was not fully deductible for federal income tax purposes because such compensation did not satisfy the requirements of performance-based compensation under Section 162(m). To the extent that non-performance based compensation received by certain executive officers in a future year would exceed $1,000,000, the amount in excess of $1,000,000 would not be deductible by the Company.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors,

John B. Goodrich, Member	William Hart, Member	Nickolas W. Vande Steeg, Chairman
Compensation Committee	Compensation Committee	Compensation Committee

Also submitted by the Company’s Board of Directors other than with respect to the Tax and Accounting Treatment section of the Compensation Discussion and Analysis,

Steven W. Berglund	Ulf J. Johansson	Bradford W. Parkinson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John B. Goodrich, William Hart and Nickolas Vande Steeg are the current members of the Company’s Compensation Committee. Since 1998, Mr. Goodrich has served as the Company’s corporate secretary; however, he is not, and has never been an employee of the Company.

Director Compensation

All non-employee directors receive an annual cash retainer, payable on a quarterly basis, for the period starting July 1 and ending June 30 of each year. The annual cash retainer is equal to $158,000, reduced by the accounting expense recorded by the Company in accordance with FAS 123R valuation for the option granted to the director at the prior year’s Annual Meeting.

Non-employee directors also receive a fee of $2,000 for each board meeting attended in person and $500 for each board or committee meeting attended via telephone conference. Members of designated committees of the Board of Directors also receive $1,000 for each committee meeting that is not held on the same day as a meeting of the full Board of Directors. In addition, non-employee directors may receive a payment of $2,000 for each day devoted to specific board matters, provided that such activity has been requested by either the board of directors or the chairman in consultation with the CEO.

Non-employee directors are reimbursed for local travel expenses or paid a fixed travel allowance based on the distance to the meeting, and reimbursed for other necessary business expenses incurred in the performance of their services as directors of the Company. In addition, directors are eligible to participate in the Company’s DCP.

The Board of Directors’ Compensation Policy and the Company’s 2002 Stock Plan provide for the annual granting of nonstatutory stock options to each non-employee director of the Company (the “Outside Directors”). Pursuant to the terms of the Compensation Policy and the 2002 Stock Plan, each Outside Director is granted an option to purchase 15,000 shares of the Company’s Common Stock upon his or her initial appointment to the Board of Directors. Thereafter, each year, each Outside Director receives an additional option grant to purchase 10,000 shares, upon re-election at the Annual Meeting. All previously granted Outside Director options have an exercise price equal to the closing price of the Company’s Common Stock on the date of grant, vest monthly over a period of three years, and have a ten year term of exercise.

Director Compensation Table

The table below shows the compensation earned by each of the persons serving on the Company’s Board of Directors in the fiscal year ending December 28, 2007.

Name(1)	Director Fees Earned in Cash ($)	Stock Option Grants ($)(2)	All Other Compensation ($)		Total ($)
John B. Goodrich(3)	$52,350	$96,735			$149,085
William Hart(4)	$53,850	$96,735			$153,147	(11)
Merit E. Janow(5)	$—	$—			$—
Ulf J. Johansson(6)	$55,350	$96,735	$60,826	(9)	$212,911
Bradford W. Parkinson(7)	$56,350	$96,735			$157,367	(12)
Nickolas W. Vande Steeg(8)	$55,350	$96,735	$14,000	(10)	$166,085

(1)	Steven W. Berglund, the Company’s President & Chief Executive Officer, receives no additional compensation for his service on the Board of Directors. Mr. Berglund’s compensation for service as President & Chief Executive Officer is reported in the Summary Compensation Table. See “Executive Compensation.”

(2)	On May 17, 2007, each of the directors in the table, except for Ms. Janow, was granted an option to purchase 10,000 shares of the Company’s Common Stock with an exercise price of $29.45. The aggregate grant date fair value of each of these options is $103,300, computed in accordance with FAS 123R.
(3)	As of December 28, 2007, Director Goodrich held options to purchase an aggregate of 105,000 shares of the Company’s Common Stock.
(4)	As of December 28, 2007, Director Hart held options to purchase an aggregate of 130,000 shares of the Company’s Common Stock.
(5)	Merit E. Janow was appointed to the board of directors on March 1, 2008. Professor Janow did not receive any compensation from the Company for the fiscal year ended December 28, 2007, and did not hold any options to purchase shares of the Company’s Common Stock.
(6)	As of December 28, 2007, Director Johansson held options to purchase an aggregate of 145,000 shares of the Company’s Common Stock.
(7)	As of December 28, 2007, Director Parkinson held options to purchase an aggregate of 55,000 shares of the Company’s Common Stock.
(8)	As of December 28, 2007, Director Vande Steeg held options to purchase an aggregate of 100,000 shares of the Company’s Common Stock.
(9)	Represents $60,000 of travel allowances for Director Johansson and $826 of reimbursable business expenses under the Company’s Board Compensation Policy.
(10)	Represents the amounts payable to Director Vande Steeg as travel allowances under the Company’s Board Compensation Policy.
(11)	Includes $2,562 of reimbursable business expenses under the Company’s Board Compensation Policy.
(12)	Includes $4,282 of reimbursable business expenses under the Company’s Board Compensation Policy.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that it is specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee is a separately-designated standing committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, and operates under a written charter adopted by the Board of Directors. Among its other functions, the Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent auditor.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements and financial reporting process with the Company’s management, which has the primary responsibility for the Company’s consolidated financial statements and financial reporting processes, including establishing and maintaining adequate internal controls over financial reporting and evaluating the effectiveness of such internal controls. Ernst & Young LLP (“Ernst & Young”), the Company’s current independent auditor, is responsible for performing an audit and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles, issuing an attestation report on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and performing an audit and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee has reviewed and candidly discussed with Ernst & Young the overall scope and plans of its audits, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting processes and accounting principles and judgment, and the clarity of disclosures in the Company’s consolidated financial statements.

The Audit Committee has discussed with Ernst & Young those matters required to be discussed by Statement of Auditing Standards No. 61 (“Communication With Audit Committees”). Ernst & Young has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”), and has also discussed with Ernst & Young that firm’s independence from management and the Company. The Audit Committee has also determined that Ernst & Young’s provision of non-audit services (such as tax-related services) to the Company and its affiliates is compatible with maintaining the independence of Ernst & Young with respect to the Company and its management.

Based on the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007.

Submitted by the Audit Committee of the Company’s Board of Directors,

William Hart, Chairman	Bradford W. Parkinson, Member	Nickolas W. Vande Steeg, Member
Audit Committee	Audit Committee	Audit Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth the shares of the Company’s Common Stock beneficially owned as of March 24, 2008, the Record Date, by the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
PRIMECAP Management Company 225 South Lake Avenue #400, Pasadena, CA 91101(2)	7,416,219	6.11%
Capital World Investors 333 South Hope Street, 5th Floor, Los Angeles, CA 90071(3)	8,125,000	6.70%
Janus Capital Management, LLC 151 Detroit Street, Denver, CO 80206(4)	7,839,951	6.50%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.
(2)	The information is based upon Schedule 13G/A as filed with the SEC on February 14, 2008.
(3)	The information is based upon Schedule 13G as filed with the SEC on February 11, 2008. Capital World Investors is a division of Capital Research and Management Company (CRMC). Capital World Investors is deemed to be the beneficial owner of 8,125,000 shares or 6.7% of the 21,292,000 shares of Common Stock believed to be outstanding as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(4)	The information is based upon Schedule 13G/A as filed with the SEC on February 14, 2008. Janus Capital has an indirect 86.5% ownership stake in Enhanced Investment Technologies LLC (“Intech”), and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Janus Capital, Perkins Wolf and Intech are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (“Managed Portfolios”). As a result of its role as investment advisor or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 6,780,411 shares or 5.6% of the shares outstanding of Trimble Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of 1,059,540 shares or 0.9% of the shares outstanding of Trimble Common Stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

Security Ownership of Management

The following table sets forth the shares of the Company’s Common Stock beneficially owned as of March 24, 2008, the Record Date, (unless otherwise noted below) by: (i) all directors and nominees; (ii) all executive officers of the Company named in the Summary Compensation Table presented in this Proxy Statement; and (iii) all directors and executive officers of the Company, as a group.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class (%)
Steven W. Berglund(3)	748,364	*
John B. Goodrich(4)	131,277	*
William Hart(5)	217,035	*
Merit E. Janow(6)	833	*
Ulf J. Johansson(7)	133,333	*
Bradford W. Parkinson(8)	49,085	*
Nickolas W. Vande Steeg(9)	109,233	*
Rajat Bahri(10)	197,749	*
Mark Harrington(11)	127,995	*
Bryn Fosburgh(12)	57,923	*
Dennis Workman(13)	187,775	*
All Directors and Executive Officers, as a group (14 persons) (3-13)	2,075,893	1.69%

*	Indicates less than 1%
(1)	The business address of each of the persons named in this table is: c/o Trimble Navigation Limited, 935 Stewart Drive, Sunnyvale, California 94085.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.
(3)	Includes 601,334 shares subject to options exercisable on or prior to May 23, 2008.
(4)	Includes 73,333 shares subject to options exercisable on or prior to May 23, 2008.
(5)	Includes 58,333 shares subject to options exercisable on or prior to May 23, 2008.
(6)	Includes 833 shares subject to options exercisable on or prior to May 23, 2008.
(7)	Includes 133,333 shares subject to options exercisable on or prior to May 23, 2008.
(8)	Includes 8 shares held by Dr. Parkinson’s spouse, 7,544 shares held in a charitable remainder trust and 43,333 shares subject to options exercisable on or prior to May 23, 2008.
(9)	Includes 88,333 shares subject to options exercisable on or prior to May 23, 2008.
(10)	Includes 197,400 shares subject to options exercisable on or prior to May 23, 2008.
(11)	Includes 123,892 shares subject to options exercisable on or prior to May 23, 2008.
(12)	Includes 46,414 shares subject to options exercisable on or prior to May 23, 2008.
(13)	Includes 174,152 shares subject to options exercisable on or prior to May 23, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities during the fiscal year ended December 28, 2007 file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, except as described above, and based solely on its review of the copies of such forms received by the Company, all other Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with on a timely basis during the fiscal year ended December 28, 2007.

EXECUTIVE COMPENSATION

The following table sets forth the compensation, including bonuses, earned during the Company’s fiscal years ending December 29, 2006 and December 28, 2007, respectively, by: (i) all persons who served as the Company’s Chief Executive Officer during the last completed fiscal year; (ii) all persons who served as the Company’s Chief Financial Officer during the last completed fiscal year; and (iii) the three other most highly compensated executive officers of the Company serving at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)		Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Steven W. Berglund President & Chief Executive Officer	2007	$613,154(4)	$867,944(5)	$190,536	(7)	$847,924	$—		$2,519,558
	2006	$618,830(6)	$849,297	$190,536	(7)	$1,392,833	$—		$3,051,496
Rajat Bahri Chief Financial Officer	2007	$295,568	$268,683	$—		$564,166	$57,500	(8)	$1,185,917
	2006	$283,038	$300,517	$—		$690,796	$62,074	(9)	$1,336,425
Mark Harrington Sector Vice President	2007	$294,602	$268,683	$—		$365,965	$2,500		$931,750
	2006	$283,038	$300,517	$—		$483,139	$2,500		$1,069,194
Bryn Fosburgh Sector Vice President	2007	$250,250	$159,205	$—		$334,084	$2,500		$746,039
	2006	$229,654	$243,902	$—		$376,217	$2,500		$852,273
Dennis Workman Sector Vice President	2007	$232,885	$231,516	$—		$227,746	$2,500		$694,647
	2006	$230,765	$177,318	$—		$301,260	$2,500		$711,343

(1)	The amounts shown in the columns for each officer’s salary and bonus include amounts deferred at the election of an executive pursuant to the Company’s Nonqualified Deferred Compensation Plan in the year such compensation was earned. Please see the Nonqualified Deferred Compensation table.
(2)	Represents the amounts recognized in the Company’s results of operations pursuant to Financial Accounting Standard 123R—Stock Based Payments, for options granted in the last fiscal year as well as options granted in prior years that continued to vest in the 2006 and 2007 fiscal years. The amounts shown do not include the estimate of forfeitures related to service-based vesting conditions. Assumptions used in the calculation of this amount are further described in Note 2 to the Company’s audited consolidated financial statements for the fiscal year ended December 28, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008.
(3)	Except as otherwise noted, the amounts in this column represent Company matching contributions pursuant to Section 401(k) of the Code, unless otherwise noted, for the periods in which they accrued. All full-time employees are eligible to participate in the Company’s 401(k) plan.
(4)	The Company’s Board of Directors approved an annual base salary of $618,000 for Mr. Berglund, effective April 1, 2007.
(5)	In connection with Mr. Berglund’s annual performance review, the Board of Directors increased Mr. Berglund’s bonus targets under the Company’s management incentive plan from 70% to 80%, effective April 1, 2007. As a result, the bonus amount shown includes $14,880 of retroactive bonus earned for the second and third fiscal quarters of 2007.
(6)	The Company’s Board of Directors approved an annual base salary of $600,000 for Mr. Berglund, effective April 1, 2006. During the 2006 fiscal year, Mr. Berglund received $46,502 of retroactive pay in connection with a salary increase for the 2005 fiscal year that was approved by the Board of Directors in February 2006.
(7)	Represents the expense recognized during the respective fiscal years, computed under FAS 123R, in connection with the vesting of a portion of a restricted stock award granted to Mr. Berglund in 2005. The restricted stock award vests 20% per year, commencing June 30, 2005 and 20% yearly thereafter. 8,000 shares of the restricted stock award vested on June 30, 2006, and 8,000 shares vested on June 30, 2007.

(8)	The amount shown represents $2,500 of Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code, and a $55,000 housing bonus to defray the cost of living expenses in an exceptional housing market, paid pursuant to Mr. Bahri’s letter of employment dated December 6, 2004. See “Certain Relationships and Related Party Transactions.”
(9)	The amount shown represents $2,500 of Company matching contributions pursuant to Section 401(k) of the Code, $4,574 of relocation expenses, including amounts grossed up for taxes, reimbursed to Mr. Bahri or paid on his behalf in connection with his relocation to California, and a $55,000 housing bonus to defray the cost of living expenses in an exceptional housing market, paid pursuant to Mr. Bahri’s letter of employment dated December 6, 2004. See “Certain Relationships and Related Party Transactions.”

Grants of Plan-Based Awards

The table below lists the stock option grants for each of the persons named in the Summary Compensation Table during the fiscal year ended December 28, 2007.

GRANTS OF PLAN-BASED AWARDS(1)
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Steven Berglund	10/20/2007	50,000	$40.59	$719,000
Rajat Bahri	10/20/2007	20,000	$40.59	$287,600
Mark Harrington	10/20/2007	25,000	$40.59	$359,500
Bryn Fosburgh	10/20/2007	25,000	$40.59	$359,500
Dennis Workman	10/20/2007	17,000	$40.59	$244,460

(1)	No restricted stock awards or restricted stock units were granted during the fiscal year ended December 28, 2007, to any of the executives shown in the table above.
(2)	The exercise price for each of the stock options granted to the named executive officers was equal to the closing price of the Company’s Common Stock on October 22, 2007.
(3)	Represents the aggregate grant date fair value for each of the stock options, calculated in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

The table below shows the stock options and stock awards outstanding for each of the persons named in the Summary Compensation Table as of the fiscal year ended December 28, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Steven W. Berglund	5,000	0	2.6667	3/17/2009	16,000(2)	$491,040(3)
	75,000	0	5.6834	10/17/2011
	90,000	0	4.6634	12/4/2012
	241,667	58,333	8.5000	7/16/2013
	88,833	41,167	16.2350	12/17/2014
	40,000	60,000	16.9950	12/20/2015
	0	180,000	23.4413	12/20/2013(4)
	0	50,000	40.5900	10/20/2014(4)
Rajat Bahri	116,667	83,333	15.6600	1/17/2015
	14,400	21,600	16.9950	12/20/2015
	38,333	61,667	18.2350	1/19/2016
	0	40,000	23.4413	10/20/2013(4)
	0	20,000	40.5900	10/20/2014(4)
Mark Harrington	22,642	22,750	12.6667	1/5/2014
	60,000	40,000	16.2350	12/17/2014
	20,000	30,000	16.9950	12/20/2015
	0	40,000	23.4413	10/20/2013(4)
	0	25,000	40.5900	10/20/2014(4)
Bryn Fosburgh	500	0	5.1134	6/21/2012
	1,500	0	4.2667	7/23/2012
	9,999	8,749	8.5000	7/16/2013
	10,667	29,333	14.5300	10/22/2014
	6,666	30,000	16.9950	12/20/2015
	0	70,000	23.4413	10/20/2013(4)
	0	25,000	40.5900	10/20/2014(4)
Dennis Workman	41,250	0	5.1134	6/21/2012
	66,251	8,749	8.5000	7/16/2013
	38,001	21,999	14.5300	10/22/2014
	14,400	21,600	16.9950	12/20/2015
	0	34,000	23.4413	10/20/2013(4)
	0	17,000	40.5900	10/20/2014(4)

(1)

Unless otherwise noted, all stock options vest 20% on the first anniversary of the grant and 1/60th each month thereafter such that the stock options fully vest five years from the date of grant. Each option has a term of ten years.

(2)	Represents the unvested portion of a stock award under which Mr. Berglund has the right to receive an aggregate of 40,000 shares of Common Stock. The stock award vests 20% per year, commencing on June 30, 2005, and 20% on each anniversary of the grant date thereafter.
(3)	The market value of the unvested portion of Mr. Berglund’s stock award was calculated by multiplying the number of unvested shares by the closing price of the Company’s Common Stock on December 28, 2007, which was $30.69.

(4)

These stock options vest 40% on the second anniversary of the date of the grant and 1/60th each month thereafter such that the stock options fully vest five years from the date of grant. These stock options have a term of seven years.

Option Exercises and Stock Vested

The table below shows the aggregate number of shares subject to stock options that were exercised by each of the officers in the Summary Compensation Table and the aggregate number of shares acquired through vesting of stock awards, during the fiscal year ended December 28, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven Berglund	430,000	$12,485,789	8,000	$257,600
Rajat Bahri	—	$—	—	$—
Mark Harrington	29,610	$565,405	—	$—
Bryn Fosburgh	56,666	$1,072,179	—	$—
Dennis Workman	33,750	$771,792	—	$—

Nonqualified Deferred Compensation

The table below shows contributions to the Company’s Nonqualified Deferred Compensation Plan by each of the persons named in the Summary Compensation Table during the fiscal year ended December 28, 2007. Executive officers and directors of the Company may participate in the Nonqualified Deferred Compensation Plan and may elect to defer a portion of their salary, bonus or director fees. The Company does not contribute to the Nonqualified Deferred Compensation Plan on behalf of the participants. See “Post-Employment Compensation.”

Nonqualified Deferred Compensation Plan
Name	Executive Contributions in the 2007 fiscal year ($)(1)	Aggregated Earnings in the 2007 fiscal year ($)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at December 28, 2007 ($)
Steven Berglund	$—	$—	$—	$—
Rajat Bahri	$151,243	$48,044	$—	$374,284	(2)
Mark Harrington	$151,243	$14,473	$—	$288,483	(3)
Bryn Fosburgh	$—	$—	$—	$—
Dennis Workman	$189,750	$110,430	$—	$763,165	(4)

(1)	The amount of each officer’s contribution to the Nonqualified Deferred Compensation Plan is included in the “salary” column of the Summary Compensation Table for each respective officer for the fiscal year in which such compensation was earned.
(2)	The amount shown in this column includes $174,996 of contributions and earnings for prior fiscal years. The amounts of Mr. Bahri’s contributions for prior fiscal years are reported in the “salary” column of the Summary Compensation Table for the year in which such compensation was earned.
(3)	The amount shown in this column includes $122,767 of contributions and earnings for prior fiscal years. The amounts of Mr. Harrington’s contributions for prior fiscal years are reported in the “salary” column of the Summary Compensation Table for the year in which such compensation was earned.
(4)	The amount shown in this column includes $462,985 of contributions and earnings for prior fiscal years. The amounts of Mr. Workman’s contributions for prior fiscal years are reported in the “salary” column of the Summary Compensation Table for the year in which such compensation was earned.

Potential Payments Upon a Change-in-Control

The table below sets forth the estimated benefits that each respective executive officer would receive under his form of change in control severance agreement. The calculation of the estimated payments described in the table is based upon the assumption that a change in control event occurred on December 28, 2007, and that each executive’s employment terminated upon or immediate following such event.

Potential Payments upon a Change-in-Control
Name	Salary	Bonus(1)	Health Benefits	Accelerated Vesting of Options (# of Shares)(2)	Aggregate Market Value as of December 28, 2007 ($)(3)
Steven Berglund	$618,000	$867,944	$15,601	389,500	$4,015,944
Rajat Bahri	$297,440	$268,683	$15,045	226,600	$2,606,317
Mark Harrington	$297,440	$268,683	$10,732	157,750	$1,689,021
Bryn Fosburgh	$256,529	$159,205	$14,947	163,082	$1,586,421
Dennis Workman	$232,885	$231,516	$4,594	103,348	$1,091,912

(1)	The bonus amounts shown in the table are the same as the bonus amounts earned for each named executive officer for the year ending December 28, 2007.
(2)	All unvested stock options for the executives listed above will immediately vest upon the occurrence of a Change in Control event, as that term is defined in each executive’s change in control and severance agreement. The amounts shown above reflect the aggregate number shares underlying each executive’s unvested stock options that would have vested if a Change in Control event had occurred on December 28, 2007.
(3)	The amounts shown reflect the aggregate market value of unvested, in-the-money stock options, less the exercise price of the unvested, in-the-money stock options, using the closing price of the Company’s Common Stock on December 28, 2007. Certain stock options granted to the named executive officers have an exercise price that exceeds the closing price of the Company’s Common Stock on December 28, 2007. As a result, the vesting of such stock options would not result in any benefit to the named executives. Therefore, the aggregate market value in the table includes only the benefit each named executive officer would receive from the accelerated vesting of his in-the-money stock options.

Estimated Severance Payments to Mr. Berglund

The table below sets forth the estimated severance payments to Mr. Berglund upon an involuntary termination, disability or a termination other than for cause under the letter of employment dated March 17, 1999. The amounts shown assume that termination event occurred on December 28, 2007.

Base Salary	Bonus	Total
$618,000	$433,972	$1,051,972

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In a letter of employment dated December 6, 2004, the Company agreed to pay certain expenses incurred in connection with Mr. Bahri’s relocation to California. In addition, for the first five years of his employment, Mr. Bahri will receive a yearly bonus to defray the cost of living expenses in an exceptional housing market. Pursuant to the letter of employment, Mr. Bahri received a $55,000 housing bonus during the fiscal year ended December 28, 2007.

HOUSEHOLDING

As permitted by the Securities Exchange Act of 1934, we may deliver only one copy of this Proxy Statement to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. Shareholders residing at the same address may request delivery of only one copy of the Proxy Statement by directing a notice to the Company’s Investor Relations department at the address below.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company at its principal executive offices, Attention: Investor Relations, at 935 Stewart Drive, Sunnyvale, California 94085, (408) 481-8000.

OTHER MATTERS

The Company knows of no other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-prepaid envelope which has been enclosed for your convenience or vote electronically via the Internet or by telephone in accordance with the detailed instructions on your individual Proxy card.

For the Board of Directors
TRIMBLE NAVIGATION LIMITED

ULF J. JOHANSSON
Chairman of the Board

Dated: April 14, 2008

TRIMBLE NAVIGATION

EMPLOYEE STOCK PURCHASE PLAN

(as amended March 10, 2008)

The following constitute the provisions of the Employee Stock Purchase Plan of Trimble Navigation.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, although the Company makes no undertaking nor representation to maintain such qualification. In addition, this Plan document authorizes the grant of options under a Non-423(b) Plan which do not qualify under Section 423(b) of the Code pursuant to rules, procedures or sub-plans adopted by the Board (or a committee authorized by the Board) designed to achieve tax, securities law compliance or other Company objectives.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock of the Company.

(d) “Code Section 423(b) Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b).

(e) “Company” shall mean Trimble Navigation.

(f) “Compensation” shall mean all regular straight time gross earnings, commissions, incentive bonuses, overtime, shift premium, lead pay and other similar compensation, but excluding automobile allowances, relocation and other non-cash compensation. Notwithstanding the foregoing, the Employee may elect to exclude bonuses from the calculation of compensation.

(g) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

The Board (or a committee authorized by the Board) may determine that employees of any Designated Subsidiary shall participate in the Non-Section 423(b) Plan.

(i) “Employee” shall mean any person, including an officer, whose customary employment with the Company is at least twenty (20) hours per week by the Company or one of its Designated Subsidiaries and more than five (5) months in any calendar year.

(j) “Enrollment Date” shall mean the first day of each Offering Period.

(k) “Exercise Date” shall mean the last day of each Offering Period.

(l) “Maximum Offering” shall mean, with respect to some or all participants in the Non-423(b) Plan, a maximum number or value of shares of the Company stock made available for purchase in a specified period (e.g., a 12-month period) in specified countries, locations or to employees of specified Designated Subsidiaries. Such maximum shall be determined by the Board (or a committee authorized by the Board) to avoid securities filings, to achieve certain tax results or to meet other Company objectives.

(m) “Non-423(b) Plan” means an employee stock purchase plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.

(n) “Offering Period” shall mean a period of six (6) months during which an option granted pursuant to the Plan may be exercised. Notwithstanding the foregoing, the first Offering Period shall commence August 15, 1988 and end December 31, 1988 and the Offering Period commencing July 1, 2006 shall end February 28, 2007.

(o) “Plan” shall mean this Employee Stock Purchase Plan, as set forth in this document and as hereafter amended from time to time, which includes a Code Section 423(b) Plan and a Non-Code Section 423(b) Plan component.

(p) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any Employee as defined in paragraph 2 who has been continuously employed by the Company or a Designated Subsidiary for at least one (1) month and who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan. However, notwithstanding the foregoing, for purposes of the first Offering Period only, any Employee defined in paragraph 2 who was employed by the Company as of August 9, 1988 shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about January 1 and July 1 of each year; provided, however, that the first Offering Period shall commence on or about August 15, 1988. Effective in 2007 and thereafter new Offering Periods shall commence on or about March 1 and September 1 of each year. The Plan shall continue thereafter until terminated in accordance with paragraph 19 hereof. Subject to the shareholder approval requirements of paragraph 19, the Board of Directors of the Company shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office at least five (5) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s aggregate Compensation during said Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease, but not increase, the rate of his or her payroll deductions during the Offering Period (within the limitations of Section 6(a)) by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 10.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

7. Grant of Option.

(a) On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the fair market value of a share of the Company’s Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7(b) herein.

(b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased and any payroll deductions accumulated in a participant’s account which are not used to purchase shares shall remain in the participant’s account for the subsequent Offering Period, subject to an earlier withdrawal as provided in paragraph 10. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. Unless a participant makes an election to delay the issuance of Certificate representing purchased shares, as promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. A participant may make an election to delay the issuance of stock certificates representing shares purchased under the Plan by giving written notice to the Company the form of Exhibit D to this Plan. Any such election shall remain in effect until it is revoked by the participant or, if earlier, upon the termination of the participant’s Continuous Status as an Employee. The Company may limit the time or times during which participants may revoke such elections, except that a participant shall automatically receive a certificate as soon as practicable following termination of his or her Continuous Status as an Employee and that participants shall be given the opportunity to revoke such elections at least once each calendar year.

10. Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and such participant’s option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to such participant and such participant’s option terminated.

(d) A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 11,550,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan or the Maximum Offering, if any, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. The pro rata allocation shall be limited, in the case of exceeding the Maximum Offering, to those participants in the countries, locations or Designated Subsidiaries in the specified Maximum Offering.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned,

transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19. Amendment or Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and degree required under the applicable state and federal tax and securities laws.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall continue in effect until September 30, 2018 unless sooner terminated under paragraph 19.

Trimble

935 STEWART DRIVE

SUNNYVALE, CA 94085

BROADRIDGE

FINANCIAL SOLUTIONS, INC.

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Trimble Navigation Limited, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THANK YOU FOR VOTING.

0000 0000 0000

NAME

TRIMBLE NAVIGATION LTD - COMMON

123,456,789,012.12345

TRIMBLE NAVIGATION LTD - COMMON

123,456,789,012.12345

TRIMBLE NAVIGATION LTD - COMMON

123,456,789,012.12345

TRIMBLE NAVIGATION LTD - COMMON

123,456,789,012.12345

TRIMBLE NAVIGATION LTD - COMMON

123,456,789,012.12345

TRIMBLE NAVIGATION LTD - COMMON

123,456,789,012.12345

TRIMBLE NAVIGATION LTD - COMMON

123,456,789,012.12345

TRIMBLE NAVIGATION LTD - COMMON

123,456,789,012.12345

TO VOTE. MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

TRMBL1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TRIMBLE NAVIGATION LIMITED

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Directors

1. To elect directors to serve for the ensuing year and until their successors are elected.

Nominees:

01) Steven W. Berglund

02) John L Goodrich

03) William Hart

04) Merit E. Janow

05) Ulf J. Johansson

06) Bradford W. Parkinson

07) Nickolas W. Vande Steeg

Vote On Proposals

For

Against

Abstain

2. To approve an amendment to the Company’s Employee Stock Purchase Plan.

3. To ratify the appointment of Ernst & Young LLP as the independent auditor of the Company for the current fiscal year ending

January 2, 2009.

4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Yes

No

(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If signing for estates, trusts, corporations, or partnerships, title or capacity should be stated. If shares are held jointly each holder should sign.)

Please indicate if you would like to keep your vote confidential under the current policy.

Signature [PLEASE SIGN WITHIN BOX]

Date

P61390

Signature (Joint Owners)

Date

123,456,789,012

896239100

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PROXY

PROXY

TRIMBLE NAVIGATION LIMITED

PROXY FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of TRIMBLE NAVIGATION LIMITED, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 14, 2008, and hereby appoints Steven W. Berglund, and Rajat Bahri and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Shareholders of TRIMBLE NAVIGATION LIMITED, to be held on Thursday, May 22, 2008, at 6:00 p.m. local time, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE CURRENT FISCAL YEAR ENDING JANUARY 2, 2009, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY ADJOURNMENT(S) THEREOF.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Mark, sign and date this proxy form and return it in the enclosed envelope.

(Continued, and to be signed on the other side)